UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2023 (June 14, 2023)

KLDiscovery Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38789	61-1898603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9023 Columbine Road
Eden Prairie, Minnesota		55347
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 703 288-3380

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2023, the Company held its 2023 annual meeting of stockholders (the “Annual Meeting”). A total of 42,936,803 shares of the Company's common stock were entitled to vote as of April 19, 2023, the record date for the Annual Meeting. There were 30,968,366 shares voted at the Annual Meeting, at which the stockholders were asked to vote on two proposals. Set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.

(i)
The following directors were elected at the Annual Meeting and the voting for each director was as follows:

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Kevin Griffin	30,504,505	93,863	369,998
Lloyd W. Howell Jr.	30,504,505	93,863	369,998
Lawrence B. Prior, III	29,264,785	1,333,583	369,998
Richard J. Williams	29,358,647	1,239,721	369,998

(ii)
The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
30,968,365	1	0	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.

Date:	June 15, 2023	By:	/s/ Christopher J. Weiler
		Name: Title:	Christopher J. Weiler Chief Executive Officer